Exhibit 107.1

FORM SF-3

Calculation of Filing Fee Tables

SF-3

(Form Type)

Capital One Auto Receivables, LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Asset-Backed Securities	Asset-Backed Notes	Rule 457(o)	$5,287,315,749.73	100%	$5,287,315,749.73	.0000927	$490,134.17

Fees Previously Paid	Asset-Backed Securities	Asset-Backed Notes	Rule 457(o)	$1,000,000	100%	$1,000,000	.0000927	$92.70

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts(2)					$25,000,000,000		$2,317,500.00

	Total Fees Previously Paid							$92.70

	Total Fee Offsets							$1,827,273.13

	Net Fee Due							$490,134.17

(1)	Estimated for purposes of calculating the registration fee.
(2)

The aggregate amount of Asset Backed Notes registered under this Registration Statement is $25,000,000,000, which is the sum of (a) the amount of additional registered Asset Backed Notes referred to in Table 1 and (b) the amount of unsold Asset-Backed Notes referred to in Table 2. The amount of registration fees in connection with the registration of additional Asset Backed Notes referred to in clause (a) is $490,226.87. The amount of previously paid registration fees in connection with such unsold Asset Backed Notes referred to in clause (b) is $1,827,273.13. The aggregate amount of registration fees is $2,317,500.00.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Capital One Auto Receivables, LLC	SF-3	333-226529	August 2, 2018		$1,827,273.13(1)	Asset-Backed Securities	Asset-Backed Notes	$15,076,511,000	$15,076,511,000

Fee Offset Sources	Capital One Auto Receivables, LLC	S-3/A	333-128722		January 13, 2006		Asset-Backed Securities	Asset-Backed Notes			$1,172,275.98

Fee Offset Sources	Capital One Auto Receivables, LLC	S-3/A	333-142062		May 18, 2007		Asset-Backed Securities	Asset-Backed Notes			$30.70

Fee Offset Sources	Capital One Auto Receivables, LLC	SF-3/A	333-226529		October 30, 2018		Asset-Backed Securities	Asset-Backed Notes			$654,966.45

(1)

The Registrant previously filed a Registration Statement on Form SF-3 (Registration No. 333-226529) (the “Prior Registration Statement”) with the Securities and Exchange Commission, which became effective on November 6, 2018. There are $15,076,511,000 of unsold Asset Backed Notes under the Prior Registration Statement. A filing fee of $1,827,273.13 was paid in connection with such unsold Asset Backed Notes. Pursuant to Rule 457(p) of the General Rules and Regulations under the Securities Act of 1933, as amended, $1,827,273.13 of the registration fee for this Registration Statement is being offset by the registration fees paid in connection with the unsold amount of Asset Backed Notes registered under the Prior Registration Statement. The Registrant has completed all offerings that included the unsold Asset Backed Notes under the Prior Registration Statement.